Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS PROVIDES BUSINESS UPDATE

Provides Preliminary Third Quarter Results

Demonstrates Progress on Secured Finance Initiatives

SAN CLEMENTE, CA – October 14, 2009 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today provided preliminary results for the third quarter ended September 30, 2009 and provided updates on its secured finance initiatives.

Operations Updates

The preliminary financial information for the fiscal quarter ended September 30, 2009 reflects preliminary results from the Company’s unaudited financial statements and is subject to customary adjustments that may arise during the completion of the financial statement closing process. All RevPAR and hotel operating margin information presented reflect the 38 hotel portfolio on a pro forma basis, which excludes the W San Diego hotel, which was conveyed to a receiver during the third quarter, and the Marriott Ontario Airport hotel, which is in the process of being conveyed to a receiver.

While the Company has not finalized its quarterly financial statement closing process, it currently expects to report the following for the three months ended September 30, 2009:

•	Total revenue is expected to be approximately $176.0 million, a decline of approximately 20% from third quarter 2008.
•	Pro forma Total RevPAR is expected to be approximately $101.78, a decline of approximately 20.2% from third quarter 2008.
•	Adjusted EBITDA is expected to be approximately $40.1 million, a decline of approximately 41% from third quarter 2008.
•	Adjusted FFO/share is expected to be approximately $0.14, a decline of approximately 79% from third quarter 2008.
•	Pro forma hotel operating margins are expected to decline approximately 570 basis points compared to third quarter 2008.
•	Loss attributable to common stockholders is expected to be approximately $23.1 million.

Art Buser, President and Chief Executive Officer, stated, “During the third quarter, our asset management team continued to work diligently with our operators to drive efficiencies that produced better than expected third quarter margin performance and which we believe will benefit our portfolio for years to come. During the same time period, our finance team executed on a series of finance initiatives aimed at reducing corporate risk and unlocking value. We are now seeing early signs of firming demand, even as private asset values remain low. As a result, we believe we are moving into a phase of the cycle where well-capitalized, proactive public companies may have opportunities to create significant value through acquisitions. We believe the Sunstone team is well qualified to capitalize on these emerging opportunities.”

Secured Finance Initiatives

•

Asset Deed-Backs—The Company successfully negotiated the terms of an order to appoint a receiver for the W San Diego hotel, which resulted in the deconsolidation of the $29.0 million hotel asset and its associated $65.0 million mortgage from our consolidated financials. The Company also is working with the special servicer to facilitate a deed-back to the lender of the Marriott Ontario Airport hotel, which has a book value of $16.6 million and a $25.5 million mortgage.

•

Loan Amendment—The Company is seeking to finalize an amendment to the $105.2 million mortgage loan secured by its Renaissance Baltimore hotel. If finalized, the amendment will result in the elimination of scheduled amortization on the loan for a period of up to 30 months.

•

Loan Renegotiations—The Company is currently in amendment negotiations with the special servicer of the $29.4 million loan secured by its Renaissance Westchester hotel. The Company also is currently in amendment negotiations with the administrative agent for the $246.3 million mortgage loan secured by 11 of its hotels. The Company expects to conclude amendment negotiations with respect to both of these financings in the fourth quarter; however, no assurance as to the final outcome is available at this time.

Goodwill and Other Impairment Losses

The Company determined that an intra-year impairment analysis should be performed for the quarter ended September 30, 2009. Based on the preliminary results of this analysis, the Company expects to write off approximately $2.2 million of goodwill associated with its Marriott Rochester hotel. These preliminary estimates are subject to customary adjustments that may arise during the financial statement closing process, which could result in changes to the analysis.

Third Quarter Earnings Call

The Company will release final third quarter results at the close of market on November 5, 2009 and host a conference call to discuss third quarter results on Thursday, November 5, 2009, at 2:00 p.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-877-941-2927 (for domestic callers) or 1-480-629-9725 (for international callers) with passcode #4173224. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 40 hotels comprised of 14,006 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hyatt, Fairmont, Hilton, and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of October 14, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; and (4) Adjusted FFO (as defined below).

EBITDA represents income available to common stockholders excluding: (1) preferred stock dividends; (2) amortization of deferred stock compensation; (3) interest expense (including prepayment penalties, if any); (4) provision for income taxes, including income taxes applicable to sale of assets; and (5) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available to common stockholders to EBITDA and Adjusted EBITDA is set forth on page 4.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of income available to common stockholders to FFO and Adjusted FFO is set forth on page 4.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Preliminary Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Preliminary, Unaudited and in thousands except per share amounts)

Preliminary Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Income available (loss attributable) to common stockholders	$(23,135)	$4,408	$(157,652)	$61,605
Dividends paid on unvested restricted stock compensation	—	278	447	741
Series A and C preferred stock dividends	5,187	5,233	15,562	15,697
Undistributed income allocated to unvested restricted stock compensation	—	—	—	69
Undistributed income allocated to Series C preferred stock	—	—	—	355
Amortization of deferred stock compensation	938	1,117	3,286	3,255
Continuing operations:
Depreciation and amortization	26,511	26,399	80,391	79,726
Interest expense	20,492	22,895	64,010	68,387
Amortization of deferred financing fees	718	431	1,626	1,257
Write-off of deferred financing fees	—	—	284	—
Loan penalties/fees	3,020	—	3,020	—
Non-cash interest related to discount on Senior Notes	237	890	1,576	2,615
Unconsolidated joint ventures:
Depreciation and amortization	1,306	1,271	3,860	3,808
Interest expense	638	1,214	1,986	3,971
Amortization of deferred financing fees	45	328	137	1,053
Amortization of deferred stock compensation	12	13	28	77
Operations held for non-sale disposition:
Depreciation and amortization	202	301	814	906
Interest expense	349	356	1,041	1,067
Amortization of deferred financing fees	4	5	11	12
Loan penalties/fees	22	—	22	—
Discontinued operations:
Depreciation and amortization	314	2,344	4,298	9,559
Interest expense	1,021	1,021	3,028	3,040
Amortization of deferred financing fees	2	2	7	7
Loan penalties/fees	51	—	51	—

EBITDA	37,934	68,506	27,833	257,207

(Gain) loss on sale of assets	(18)	—	12,698	(42,108)
(Gain) loss on extinguishment of debt	20	—	(54,559)	—
Impairment loss—continuing operations	2,209	—	64,045	—
Impairment loss—operations held for non-sale disposition	—	—	8,857	—
Impairment loss—discontinued operations	—	—	64,964	—

	2,211	—	96,005	(42,108)

Adjusted EBITDA	$40,145	$68,506	$123,838	$215,099

Preliminary Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$(23,135)	$4,408	$(157,652)	$61,605
Dividends paid on unvested restricted stock compensation	—	278	447	741
Series C preferred stock dividends	—	1,708	—	5,122
Undistributed income allocated to unvested restricted stock compensation	—	—	—	69
Undistributed income allocated to Series C preferred stock	—	—	—	355
Real estate depreciation and amortization—continuing operations	26,367	26,211	79,930	79,090
Real estate depreciation and amortization—operations held for non-sale disposition	202	301	814	906
Real estate depreciation and amortization—unconsolidated joint ventures	1,288	1,259	3,806	3,784
Real estate depreciation and amortization—discontinued operations	314	2,344	4,298	9,559
(Gain) loss on sale of assets	(18)	—	12,698	(42,108)

FFO available to common stockholders	5,018	36,509	(55,659)	119,123

Continuing operations:
Write-off of deferred financing fees	—	—	284	—
Loan penalties/fees	3,020	—	3,020	—
Operations held for non-sale disposition:
Loan penalties/fees	22	—	22	—
Discontinued operations:
Loan penalties/fees	51	—	51	—
Gain on extinguishment of debt	20	—	(54,559)	—
Impairment loss—continuing operations	2,209	—	64,045	—
Impairment loss—operations held for non-sale disposition	—	—	8,857	—
Impairment loss—discontinued operations	—	—	64,964	—

	5,322	—	86,684	—

Adjusted FFO available to common stockholders	$10,340	$36,509	$31,025	$119,123

FFO available to common stockholders per diluted share	$0.07	$0.68	$(0.89)	$1.99

Adjusted FFO available to common stockholders per diluted share	$0.14	$0.68	$0.50	$1.99

Diluted weighted average shares outstanding before adjustments for Series C	73,929	49,950	62,382	55,652
Shares associated with Series C preferred stock	—	4,103	—	4,103
Diluted weighted average shares outstanding (1)	73,929	54,053	62,382	59,755

2008 restated due to stock dividend (2):
FFO available to common stockholders per diluted share		$0.61		$1.83

Adjusted FFO available to common stockholders per diluted share		$0.61		$1.83

Diluted weighted average shares outstanding		59,497		64,941

(1)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on an "as-converted" basis if such treatment is dilutive.
(2)	Diluted weighted average common shares and per share FFO and Adjusted FFO for the three and nine months ended September 30, 2008 have been retroactively adjusted for the effect of shares of common stock issued pursuant to the stock dividend paid in January 2009 on an "as-converted" basis for the Series C convertible preferred stock.

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